UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

     FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01    Entry into Material Definitive Agreement

Item 3.02    Unregistered Sales of Equity Securities

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2011, we entered into a director agreement, and a consulting agreement, each for a term of 12 months, with Dr. Allan Noah Fields, whereby Dr. Fields has agreed to serve as a member to our board of directors and provide additional consulting services. As compensation, under the director agreement, we have agreed to issue 15,000 restricted shares of our common stock for every three month period during which Dr. Fields sits on our board of directors. As compensation under the consulting agreement, we have agreed to pay $4,000 per month for the consulting services.

As a result, on May 1, 2011, we increased the number of the directors on our board of directors to two (2) and appointed Dr. Fields to our board of directors.

Our board of directors now consists of Peter E. Wudy and Dr. Allan Noah Fields.

There have been no transactions between the Company and Mr. Fields since the Company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

Item 9.01	Financial Statements and Exhibits

10.1	Director Agreement with Dr. Allan Noah Fields dated May 1, 2011.

10.2	Consulting Agreement with Dr. Allan Noah Fields dated May 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: May 5, 2011